Exhibit 10.3

El Capitan Precious Metals, Inc.
Stock Option Agreement
(non-statutory stock option)

This Stock Option Agreement is made and entered into as of [                          ,      ], by and between [                                   ] (“Optionee”) and El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”).

Background

A.              The Company has adopted the El Capitan Precious Metals, Inc. 2005 Stock Incentive Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

B.               Optionee is [a director serving on the Board of Directors of the Company] and will perform substantial work on behalf of the Company.

C.               The Company desires to provide to Optionee an option to purchase certain shares of common stock of the Company, upon the terms set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.                Incorporation by Reference. The terms and conditions of the Plan, a copy of which has been delivered to Optionee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2.                Grant of Option; Exercise Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Optionee the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate of [ ]shares of common stock, $.001 par value, of the Company (the “Shares”) at the exercise price per Share of [$ ](the “Exercise Price”), which price is intended to be at least 100% of the fair market value of the Company’s common stock on the grant date.

3.               Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Optionee. Except as provided herein in paragraph 4, the Option shall vest in Optionee [in installments on the dates and in the amounts set forth below] so long as Optionee continues to serve the Company, either as a director, officer or employee.

No. of Shares To Be Vested	Last Day of:

4.                Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for [ten (10) years] from the date of this Agreement.

5.                Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at Optionee’s election, by instructing the Company to withhold from the Shares issuable upon exercise of the Option shares of common stock in payment of all or any part of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law), which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Company’s board of directors or a compensation committee thereof. Any such notice shall be deemed given when received by the Company at the address provided in Section 9 herein. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

6.                Rights of Option Holder. Optionee, as holder of the Option, shall not have any of the rights of a stockholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.

7.                Transferability. The Option shall not be transferable except to the extent permitted by the Plan.

8.                Optionee Representations. Optionee hereby represents and warrants that Optionee has reviewed with his or her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Optionee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Optionee understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement.

9.                Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company:	If to Optionee:

El Capitan Precious Metals, Inc.

10.             General.

(a)              The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

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(b)             Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c)              Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d)              This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e)              This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Nevada applicable to contracts executed and to be performed therein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

OPTIONEE:

El Capitan Precious Metals, Inc.

By:

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El Capitan Precious Metals, Inc.
2005 Stock Incentive Plan

STOCK OPTION EXERCISE FORM

(To be signed only upon exercise of stock option)

Pursuant to a Stock Option Agreement dated as of [ ] (the “Option Agreement”), the undersigned is the holder of an option (the “Option”) to purchase [ ] shares of common stock, $.001 par value per share (the “Common Stock”), of El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”). In accordance with the terms of the Option Agreement, the undersigned hereby irrevocably elects to exercise the Option with respect to _________________ shares of Common Stock and to purchase such shares from the Company, and herewith makes payment of $_______________ therefor:

☐	by cash, uncertified or certified check or bank draft;

☐	by delivery of shares of Common Stock (if permitted by the Committee) or

☐	by instructing the Company to withhold from the shares issuable upon exercise of the Option shares of Common Stock in payment of $___________ of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law).

The undersigned requests that the certificate(s) for such shares be issued in the name of _________________________________, and be delivered to ______________________________, whose address is set forth below the signature of the undersigned.

Dated:  ____________________________

(Signature)

(Address)

(Social Security or other Tax ID No.)